AVMARK, INC.
                        1500 Wilson Boulevard, Suite 515
                               Arlington, VA 22209

                                        September 19, 1997

CONTINENTAL AIRLINES, INC.
2929 Allen Parkway, Suite 2010
Houston, TX  77019

               Re: PROSPECTUS SUPPLEMENT, DATED SEPTEMBER 12, 1997, TO THE PROSPECTUS DATED JULY 23, 1997, INCLUDED IN REGISTRATION STATEMENT NO. 333-31285 OF CONTINENTAL AIRLINES, INC.

Ladies and Gentlemen:

          We consent to the use of our report and to the reference to our name in the text under the headings "Prospectus Supplement Summary--Equipment Notes and the Aircraft," "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals--The Appraisals" and "Experts" in the above-captioned Prospectus Supplement and to the summary contained in the text under such headings of the report prepared by us with respect to the Aircraft referred to therein.

                                        Sincerely,

                                        AVMARK, INC.


                                                 /s/ Robert C. Miers
                                        _______________________________________
                                        Robert C. Miers
                                        Director of Appraisals